                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                            -----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):


                                February 1, 1997
                                ----------------


                               BET HOLDINGS, INC.
                               ------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

   Delaware                        1-10880                        52-1742995
-----------------                -----------                   ----------------
 (STATE OR OTHER                 (COMMISSION                   (I.R.S. EMPLOYER
 JURISDICTION OF                 FILE NUMBER)                   IDENTIFICATION
  INCORPORATION)                                                    NUMBER)


                                 One BET Plaza
                               1900 W Place, N.E.
                         Washington,  D.C.   20018-1211
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (202) 608-2000
                                 --------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)
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ITEM 5.  OTHER EVENTS.

     On February 1, 1997, BET Black Movies LLC ("BET"), a Delaware limited liability company and a wholly-owned subsidiary of BET Holdings, Inc., Encore Media Corporation, a Colorado corporation and QE+ Ltd., a Colorado limited partnership, entered into a limited liability company agreement (the "LLC Agreement") relating to the formation and operation of BET Movies/STARZ!3, LLC, a Delaware limited liability company (the "Company"). The Company will offer the first urban and black-oriented movie channel devoted to showcasing black film artists and will launch in February 1997, coinciding with Black History
Month.   The LLC Agreement provides that  Robert L. Johnson, Chairman and Chief
Executive Officer of BET Holdings, Inc., shall serve as Chairman of the Company for so long as BET or an affiliate of BET is a member of the Company.

     Pursuant to the terms of the LLC Agreement, in consideration for a 49% ownership interest in the Company, BET shall be obligated to contribute an aggregate of $24.1 million in cash to the Company as follows: (i) $2 million which was contributed during 1996 and (ii) $22.1 million contributed pro-rata over the 24 months of 1997 and 1998. The LLC Agreement further provides that
(i) on or after January 2003, BET, at its option, may put its ownership interest to the other members of the Company at the fair market value of the transferred ownership interests and (ii) at any time upon a Change of BET Control (as defined in the LLC Agreement) the other members of the Company may call the entire BET ownership interest in the Company at the fair market value of such interests.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     None




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                                   SIGNATURES



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.



                                 BET Holdings, Inc.



                                 BY: /s/ Debra L. Lee
                                    ---------------------------------------
                                    NAME: Debra L. Lee
                                    TITLE: President and Chief
                                           Operating Officer


DATE:     February 11, 1997
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